Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jerrold J. Pellizzon, Chief Financial Officer of Ceradyne, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2004, as amended by Amendment No. 1 to the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2004 (as amended, the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 3, 2005

/s/ JERROLD J. PELLIZZON
Jerrold J. Pellizzon
Chief Financial Officer